  EXHIBIT 99.1

PRELIMINARY PROXY

PIERMONT VALLEY ACQUISITION CORP.

732 S. 6th Street, #5386

Las Vegas, Nevada 89101

EXTRAORDINARY GENERAL MEETING

YOUR VOTE IS IMPORTANT

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE EXTRAORDINARY GENERAL MEETING TO BE HELD ON

DECEMBER 9, 2026

The undersigned, revoking any previous proxies relating to these shares with respect to the proposals set forth herein, hereby acknowledges receipt of the proxy statement/prospectus dated November [●], 2026, in connection with the Extraordinary General Meeting of Piermont Valley Acquisition Corp. (“PVAC”) to be held at 10:00 a.m. ET on December 9, 2026, which will be a virtual meeting held online at https:// www.cleartrustonline.com/pvac for the sole purpose of considering and voting upon the following proposals, and hereby appoints Wei Qian, the attorney and proxy of the undersigned, with power of substitution, to vote all ordinary shares of PVAC registered in the name provided, which the undersigned is entitled to vote at the Extraordinary General Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED HEREIN. IF A SIGNED AND DATED PROXY IS RETURNED BUT NO DIRECTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS.

THE PVAC BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE BUSINESS COMBINATION PROPOSAL (PROPOSAL 1), “FOR” EACH OF THE PUBCO ORGANIZATIONAL DOCUMENTs ADVISORY PROPOSALS (PROPOSALS NOS. 2.A THROUGH 2.H) AND “FOR” THE ADJOURNMENT PROPOSAL (PROPOSAL 3).

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY AS SOON AS POSSIBLE.

Important Notice Regarding the Availability of Proxy Materials for the

Extraordinary General Meeting to be held on December 9, 2026.

This notice of Extraordinary General Meeting and the accompanying proxy statement/prospectus are available at: https://www.cleartrustonline.com/pvac.

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PROXY

1.	The Business Combination Proposal — to consider and vote upon a proposal to approve the Business Combination Agreement and the transactions contemplated thereby.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2A.

Pubco Organizational Documents Advisory Proposal – approve the authorized capital stock of Pubco of 500,000,000 shares of Pubco Class A Common Stock, 75,000,000 shares of Pubco Class B Common Stock and 20,000,000 shares of preferred stock.

		FOR ☐	AGAINST ☐	ABSTAIN ☐

2B.	Pubco Organizational Documents Advisory Proposal – approve a provision that directors of Pubco may be removed from office only for cause	FOR ☐	AGAINST ☐	ABSTAIN ☐

2C.	Pubco Organizational Documents Advisory Proposal – approve a provision that Pubco will not be governed by the business combination sections of the Nevada Revised Statutes.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2D.	Pubco Organizational Documents Advisory Proposal – approve a provision that any action taken by stockholders of Pubco must be taken at a meeting of stockholders.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2E.	Pubco Organizational Documents Advisory Proposal – approve a provision addressing how and when stockholders may call a stockholder meeting.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2F.	Pubco Organizational Documents Advisory Proposal – approve a provision addressing how Pubco’s charter may be amended.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2G.	Pubco Organizational Documents Advisory Proposal – approve a provision addressing how Pubco’s bylaws may be amended.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2H.	Pubco Organizational Documents Advisory Proposal – removing all provisions applicable only to blank check companies.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.

The Adjournment Proposal - to consider and vote upon a proposal to adjourn the extraordinary general meeting to a later date or dates if it is determined that additional time is necessary to complete the Business Combination for any reason.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

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☐	MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED HEREIN. IF A SIGNED AND DATED PROXY IS RETURNED BUT NO DIRECTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS.

Dated: _________________________ 2026

Shareholder’s Signature

Shareholder’s Signature

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

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